Exhibit 10.22

ASSUMPTION OF EMPLOYMENT AGREEMENT

ASSUMPTION AGREEMENT dated as of October 31, 2013 (this “Assumption”) by LQ MANAGEMENT L.L.C., a Delaware limited liability company (“LQ Management”).

BACKGROUND

Reference is made to that certain Amended and Restated Executive Employment Agreement dated as of August 20, 2003 by and between Wyndham International, Inc. (“Wyndham”) and Mark Chloupek, as supplemented by that certain letter dated April 17, 2005 (collectively, the “Employment Agreement”).

ASSUMPTION

LQ Management hereby assumes all of Wyndham’s duties and obligations with respect to the Employment Agreement.

LQ Management hereby acknowledges that Wyndham is released from all duties and obligations with respect to the Employment Agreement and has no further liability under the Employment Agreement.

This Assumption shall be construed in accordance with and governed by the laws of the State of New York.

This Assumption may be executed in one or more counterparts, each of which when so executed and delivered shall be deemed an original, but all of which taken together shall constitute but one and the same instrument.

IN WITNESS WHEREOF, LQ Management has duly executed this instrument as of the day first above written.

LQ MANAGEMENT L.L.C.,

a Delaware limited liability company

By: Blackstone Real Estate Acquisitions IV L.L.C., a Delaware limited liability company, its manager

By:	/s/ William J. Stein
Name:	William J. Stein
Title:	Senior Managing Director

Acknowledged and Agreed to:

/s/ Mark Chloupek

Mark Chloupek

[Signature Page to Assumption of Employment Agreement]